Exhibit 5.1


                                              April 7, 2005

Houston Operating Company
67 Federal Road, Building A, Suite 300
Brookfield, CT 06804

          Re:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     We have acted as counsel to Houston Operating Company, a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form SB-2 (the " Registration Statement") filed on April 7, 2005 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) 7,750,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

     Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Registration Statement.

     We have examined originals, copies, certified or otherwise identified to our satisfaction: (i) the Registration Statement, (ii) the Certificate of Incorporation and the By-Laws of the Registrant, each as amended to date, (iii) resolutions of the Registrant's Board of Directors, and (iv) such documents, records, agreements, proceedings and legal matters as we have deemed necessary or advisable for the purpose of this opinion. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

     1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The Common Stock has been duly authorized and validly issued, and is fully paid and non-assessable.

     The opinion expressed in the above paragraph 1 is given solely on the basis of a certificate of the Secretary of State of the State of Delaware. The opinion is limited to the meaning ascribed to such certificate by the Secretary of the State of Delaware and applicable law.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     We are members of the Bar of the State of New York and this opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion concerning the law of any other jurisdiction.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission there under.


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     This opinion is rendered solely for your benefit in connection with the matters addressed herein. Except as stated in the immediately preceding paragraph, without prior consent, this opinion may not be relied upon by you for any purpose or furnished or quoted to, or relied upon by any person or entity for any purpose.

                                           Very truly yours,

                                           /s/ THELEN REID & PRIEST LLP
                                           ----------------------------
                                           THELEN REID & PRIEST LLP